Exhibit 99.1

Accolade Announces Results for Fiscal First Quarter 2022

●	Fiscal first quarter 2022 revenue of $59.5 million, a 66% increase compared to fiscal first quarter 2021 revenue of $35.9 million
●	Company raises guidance for fiscal year 2022 to $300 million - $305 million, a 78% increase at the midpoint compared to fiscal year 2021 revenue of $170.4 million, reflecting first quarter outperformance and inclusion of PlushCare in full year forecast.

SEATTLE, July 8, 2021 -- Accolade, Inc. (NASDAQ: ACCD), the company reinventing healthcare by helping people live their healthiest lives, today announced financial results for the fiscal first quarter ended May 31, 2021.

“This is an exciting time at Accolade, having spent the past year putting in place the building blocks to achieve our goal of truly disrupting the healthcare industry. Now, as our core business demonstrates continued momentum and with the acquisitions of 2nd.MD and PlushCare complete, the company that invented the navigation and advocacy market is ready to reinvent the market yet again,” said Rajeev Singh, Accolade CEO.

“Our new capabilities – primary care and expert medical opinion – strengthen our ability to deliver extraordinary results for the companies and members we serve. Primary care physicians, while ideally the quarterbacks of the healthcare journey, too often struggle with insufficient information about their patients and an insufficient capacity to assist beyond the visit. Expert specialists are likewise limited in their ability to stick with members beyond the consultation to ensure there is adequate support in place as the member pursues treatment. By integrating primary care and expert medical consultations with our foundational navigation and advocacy model, we can amplify the impact of the physician and ultimately deliver better clinical outcomes, dramatically improved well-being across entire employee populations, and continue to reduce medical trendline through more value-based models that further align us to our customers’ and members’ priorities,” concluded Mr. Singh.

Financial Highlights for Fiscal First Quarter ended May 31, 2021

	Three Months Ended May 31,		%
	2021	2020	Change(2)

	(in millions, except percentages)
GAAP Financial Data:
Revenue	$59.5	$35.9	66%
Net Loss	$(48.7)	$(14.0)	(249)%

Non-GAAP Financial Data(1):
Adjusted EBITDA	$(12.8)	$(9.4)	(36)%
Adjusted Gross Profit	$23.9	$13.8	74%
Adjusted Gross Margin	40.2%	38.3%

(1) A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying Financial Tables. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

(2) Percentages are calculated from accompanying Financial Tables and may differ from percentage change of numbers in Financial Highlights table due to rounding.

Financial Outlook

Accolade provides forward-looking guidance on Revenue and Adjusted EBITDA.

For the fiscal second quarter ending August 31, 2021, we expect:

●	Revenue between $69 million and $71 million
●	Adjusted EBITDA, a non-GAAP measure, between $(22) million and $(25) million

For the fiscal year ending February 28, 2022, we are raising our forecast to the following ranges:

●	Revenue between $300 million and $305 million, compared to the previous guidance range between $260 million and $265 million
●	Adjusted EBITDA, a non-GAAP measure, between $(49) million and $(54) million, compared to the previous guidance range between $(38) million and $(42) million

Commenting on the company’s revised fiscal year 2022 outlook, Accolade Chief Financial Officer Steve Barnes added, “Following the close of the PlushCare acquisition in early June, we are able to provide the first comprehensive look at guidance for the combined company. With the continued momentum in Accolade’s navigation and advocacy business and the accretive impact of 2nd.MD and PlushCare’s revenue growth, we are now forecasting a pro forma revenue growth rate in excess of 30% for fiscal year 2022. As we have consistently said in the past, we plan to invest in building out our enterprise primary care business and integrating Accolade, 2nd.MD and PlushCare, while continuing to grow PlushCare’s consumer business. We will continue to focus on driving top line growth, while demonstrating consistent progress toward our long-term operating model.”

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted.

Quarterly Conference Call Details

The company will host a conference call today, July 8, 2021 at 4:30 p.m. E.T. to discuss its financial results. The conference call can be accessed by dialing 1-833-519-1281 for U.S. participants, or 1-914-800-3853 for international participants, referencing conference ID # 5113559; or via a live audio webcast that will be available online at http://ir.accolade.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described under the heading “Risk Factors” in Accolade’s most recently filed Quarterly Report on Form 10-Q, which should be read in conjunction with any forward-looking statements. All forward-looking statements in this press release are based on information available to Accolade as of the date hereof, and it does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Accolade, Inc.

Accolade provides personalized health and benefits solutions designed to empower every person to live their healthiest life. Accolade helps millions of people and their employers navigate the complexities of the healthcare system with empathy, expertise and through exceptional service while supporting them in lowering the cost of care and improving health outcomes. Accolade blends technology-enabled health and benefits solutions, specialized support from Accolade Health Assistants® and Clinicians and access to expert medical opinion services for high-cost treatment decisions. Accolade consistently receives consumer satisfaction ratings over 90 percent. For more information, visit Accolade on LinkedIn, Twitter, Instagram and Facebook and at www.accolade.com.

Investor Contact:

Todd Friedman, Investor Relations, 484-532-5200, Todd.Friedman@accolade.com

Asher Dewhurst, Investor Relations, 443-213-0500, Accolade@westwicke.com

Media Contact:

Megan Torres, Public Relations, 206-926-8180, Megan.Torres@accolade.com

Source: Accolade

Financial Tables

Accolade, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(In thousands, except share and per share data)

	May 31,	February 28,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$325,508	$433,884
Marketable securities	99,998	—
Accounts receivable, net	15,311	9,112
Unbilled revenue	2,711	2,725
Current portion of deferred contract acquisition costs	2,471	2,210
Current portion of deferred financing fees	23	93
Prepaid and other current assets	7,435	5,957
Total current assets	453,457	453,981
Property and equipment, net	12,157	9,227
Goodwill	214,177	4,013
Intangible assets, net	203,498	604
Deferred contract acquisition costs	6,451	6,067
Other assets	1,752	1,618
Total assets	$891,492	$475,510
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,089	$7,390
Accrued expenses	7,498	4,845
Accrued compensation	25,027	35,379
Deferred rent and other current liabilities	1,763	567
Due to customers	6,495	5,015
Current portion of deferred revenue	32,907	25,879
Contingent consideration liabilities	86,708	—
Total current liabilities	167,487	79,075
Convertible notes, net of unamortized issuance costs	279,434	—
Deferred rent and other noncurrent liabilities	7,014	5,192
Deferred revenue	448	395
Total liabilities	454,383	84,662

Commitments
Stockholders’ equity
Common stock par value $0.0001; 500,000,000 shares authorized; 58,808,792 and 55,699,052 shares issued and outstanding at May 31, 2021 and February 28, 2021, respectively	6	6
Additional paid-in capital	857,330	762,362
Accumulated deficit	(420,227)	(371,520)
Total stockholders’ equity	437,109	390,848
Total liabilities and stockholders’ equity	$891,492	$475,510

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three months ended May 31,
	2021	2020
Revenue	$59,527	$35,894
Cost of revenue, excluding depreciation and amortization	35,936	22,239
Operating expenses:
Product and technology	15,939	11,370
Sales and marketing	14,509	7,315
General and administrative	22,002	5,667
Depreciation and amortization	8,696	1,928
Change in fair value of contingent consideration	10,460	—
Total operating expenses	71,606	26,280
Loss from operations	(48,015)	(12,625)
Interest expense, net	(618)	(1,282)
Other expense	(55)	(15)
Loss before income taxes	(48,688)	(13,922)
Income tax expense	(19)	(38)
Net loss	$(48,707)	$(13,960)

Net loss per share, basic and diluted	$(0.84)	$(1.86)

Weighted-average common shares outstanding, basic and diluted	58,261,233	7,524,016

The following table summarizes the amount of stock-based compensation included in the condensed consolidated statements of operations:

	Three months ended May 31,
	2021	2020
Cost of revenue, excluding depreciation and amortization	$328	$109
Product and technology	1,822	434
Sales and marketing	1,373	303
General and administrative	4,152	413
Total stock-based compensation	$7,675	$1,259

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three months ended May 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(48,707)	$(13,960)
Adjustments to reconcile net loss to net cash used in
Operating activities:
Depreciation and amortization expense	8,696	1,928
Amortization of deferred contract acquisition costs	602	393
Change in fair value of contingent consideration	10,460	—
Noncash interest expense	379	141
Stock-based compensation expense	7,675	1,259
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable and unbilled revenue	(409)	(2,016)
Accounts payable and accrued expenses	268	(1,683)
Deferred contract acquisition costs	(507)	(647)
Deferred revenue and due to customers	7,643	5,159
Accrued compensation	(13,247)	2,789
Deferred rent and other liabilities	(82)	146
Other assets	(385)	(1,826)
Net cash used in operating activities	(27,614)	(8,317)
Cash flows from investing activities:
Purchase of marketable securities	(99,998)	—
Capitalized software development costs	—	(289)
Purchases of property and equipment	(701)	(249)
Cash paid for acquisition, net of cash acquired	(228,013)	—
Net cash used in investing activities	(328,712)	(538)
Cash flows from financing activities:
Payments of initial public offering costs	—	(721)
Proceeds from stock option and warrant exercises	1,991	2,937
Payments of equity issuance costs	(23)	—
Payment of debt issuance costs	(8,101)	—
Payment for purchase of capped calls	(34,443)	—
Proceeds from stock purchases under employee stock purchase plan	1,026	—
Proceeds from borrowings on debt	287,500	51,166
Net cash provided by financing activities	247,950	53,382
Net increase (decrease) in cash and cash equivalents	(108,376)	44,527
Cash and cash equivalents, beginning of period	433,884	33,155
Cash and cash equivalents, end of period	$325,508	$77,682
Supplemental cash flow information:
Interest paid	$51	$586
Fixed assets included in accounts payable	$292	$42
Other receivable related to stock option exercises	$247	$234
Income taxes paid	$31	$13
Common stock issued in connection with acquisition	$116,187	$—
Replacement awards issued in connection with acquisition	$1,520	$—
Debt issuance and offering costs included in accounts payable and accrued expenses	$304	$2,474

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we use the following non-GAAP financial measures to help us evaluate trends, establish budgets, measure the effectiveness and efficiency of our operations, and determine employee incentives. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, and excluding stock-based compensation. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors, as they eliminate the impact of certain noncash expenses and allow a direct comparison of these measures between periods without the impact of noncash expenses and certain other nonrecurring operating expenses.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted to exclude interest expense (net), income tax expense (benefit), depreciation and amortization, stock-based compensation, and acquisition and integration-related costs. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance. We believe Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry, as this measure generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA have certain limitations, including that they exclude the impact of certain non-cash charges, such as depreciation and amortization, whereas underlying assets may need to be replaced and result in cash capital expenditures, and stock-based compensation expense, which is a recurring charge. These non-GAAP financial measures may also not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner, limiting their usefulness as comparative measures. In evaluating these non-GAAP financial measures, you should be aware that in the future we expect to incur expenses similar to the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or nonrecurring items. When evaluating our performance, you should consider these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable GAAP measures set forth in the reconciliation tables below and our other GAAP results. The following table presents, for the periods indicated, a reconciliation of our revenue to Adjusted Gross Profit:

	For the three months ended
	May 31,
	2021	2020

	(in thousands, except percentages)
Revenue	$59,527	$35,894
Less:
Cost of revenue, excluding depreciation and amortization	(35,936)	(22,239)
Gross profit, excluding depreciation and amortization	23,591	13,655
Add:
Stock‑based compensation, cost of revenue	328	109
Adjusted Gross Profit	$23,919	$13,764
Gross margin, excluding depreciation and amortization	39.6%	38.0%
Adjusted Gross Margin	40.2%	38.3%

The following table presents, for the periods indicated, a reconciliation of our Adjusted EBITDA to our net loss:

	For the three months ended
	May 31,
	2021	2020

	(in thousands)
Net Loss	$(48,707)	$(13,960)
Adjusted for:
Interest expense, net	618	1,282
Income tax provision	19	38
Depreciation and amortization	8,696	1,928
Stock‑based compensation	7,675	1,259
Acquisition and integration‑related costs	8,380	—
Change in fair value of contingent consideration	10,460	—
Other expense	55	15
Adjusted EBITDA	$(12,804)	$(9,438)